UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2012

Eco-Trade Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12000	13-3696015
(Commission File Number)	(IRS Employer Identification No.)

1915 Eye Street, N.W., Washington, D.C	20006
(Address of Principal Executive Offices)	(Zip Code)

(202) 536-5191

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On February 2, 2012, the Company terminated Eugene M. Egeberg (“Egeberg”) as the Company’s independent registered public accounting firm in connection with the growth of the Company. The decision to change accountants was approved by the Company’s Board of Directors.  Egeberg only performed interim reviews on the Company’s financial statements as of and for the periods ended June 30, 2011 and September 30, 2011 and did not issue any audit opinion during his tenure as independent public accounting firm.

During the Company’s two most recent fiscal years, and any subsequent interim period preceding the termination on February 2, 2012, there were no disagreements between the Company and Egeberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Egeberg, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company has provided Egeberg with a copy of the foregoing disclosure, and requested that Egeberg furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from Egeberg addressed to the Securities and Exchange Commission dated February 2, 2012 is filed as an Exhibit 16.1 to this Form 8-K.

On February 2, 2012, the Company engaged Salberg & Company, P.A. as its independent registered public accounting firm to audit the Company’s consolidated financial statements.  The Company did not, during its two most recent fiscal years or in any subsequent interim period prior to engaging that registered public accounting firm, consult Salberg & Company, P.A. regarding:

(i)	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements whereby a written report was provided to the Company or oral advice was provided that Salberg & Company, P.A. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2012

ECO-TRADE CORP.

By: /s/ William Lieberman

William Lieberman

Director

Item 9.01(d) Exhibits

Exhibit No.	Description
16.1	Letter from Eugene Egeberg, dated February 2, 2012